                                                                     Exhibit 1.1

                                COMDISCO, INC.
                           (a Delaware corporation)
                            Senior Debt Securities

                            UNDERWRITING AGREEMENT
                            ----------------------
                                                                   July 22, 1998

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
World Financial Center - North Tower
250 Vesey Street - 10th Floor
New York, New York  10281-1310

BANCAMERICA ROBERTSON STEPHENS
231 South LaSalle Street
Chicago, Illinois  60697

BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, NY 10167

CITICORP SECURITIES, INC.
399 Park Avenue
New York, NY  10043

WARBURG DILLON READ LLC
677 Washington Boulevard
Stamford, CT  06901

Ladies and Gentlemen:

     Comdisco, Inc. (the "Company") proposes to issue and sell from time to time its Senior Debt Securities ("Debt Securities") in one or more offerings on the terms to be determined at the time of sale. The Debt Securities will be issued under an indenture dated as of December 1, 1995 (the "Indenture"), between the Company and Yasuda Bank and Trust Company (U.S.A.), as Trustee. Each issue of Debt Securities may vary, where applicable, as to aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions and sinking fund requirements, if any, exercise provisions and any other variable terms which the Indenture contemplates may be set forth in the Debt Securities as issued from time to time. As used herein, "Securities" shall mean the securities covered by the applicable Terms Agreement (as defined below), and "you" or "your", unless the context otherwise requires, shall mean such of the parties as are named in the applicable Terms Agreement.

     Whenever the Company determines to make an offering of Securities to be made through you, it will enter into an agreement (a "Terms Agreement") providing for the sale of such Securities to, and the purchase and offering thereof by, you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (such firms constituting the "Underwriters" with respect to such Terms Agreement and the securities specified therein; the term "Underwriters" shall include you and/or those underwriters named therein, whether acting alone in the sale of Securities or as members of an underwriting syndicate, and shall also include any underwriter substituted as hereinafter provided in Section 10). It is understood that the Company may from time to time authorize the issuance of additional securities and that such securities may be distributed through the Underwriters pursuant to the terms of this Agreement as though the issuance of such securities was authorized as of the date hereof.
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     The Terms Agreement, which shall be substantially in the form of Exhibit A
                                                                      ---------
hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. The Terms Agreement relating to each offering of Securities shall specify such applicable information as is indicated in Exhibit A hereto. Each offering of Securities will be governed by
             ---------
this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.

     The Securities will be represented by either a global security registered in the name of a nominee of The Depository Trust Company (the "Depositary"), as Depositary (a "Book-Entry Note"), or a certificate issued in definitive form, as determined and agreed to by the Company and the Underwriters and specified in the applicable Terms Agreement. Beneficial interests in Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Book-Entry Notes will not be issuable in definitive form, except under the circumstances described in the applicable prospectus supplement relating to the Securities.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-29813), such registration statement relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereto as may have been required to the date hereof. Such registration statement as amended has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement as amended and the prospectus relating to the sale of Securities by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to you by the Company for use in connection with the solicitation of offers to purchase the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the rules and regulations under the 1933 Act (the "1933 Act Regulations"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use); provided, however, that a supplement of the Prospectus contemplated by Section 3(a) (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Prospectus Supplement, or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

     Section 1.  Representations and Warranties.  (a) The Company represents and
                 ------------------------------
warrants to each of you as of the date hereof, and to each Underwriter named in a Terms Agreement as of the date thereof (in each case the "Representation Date"), as follows:

           (i)   Due Incorporation and Qualification.  The Company has been duly
                 -----------------------------------
     incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect the business or financial condition of the Company and its subsidiaries considered as one enterprise.

           (ii)  Subsidiaries.  No subsidiary of the Company is a "significant
                 ------------
     subsidiary" as defined in Rule 405 of Regulation C of the 1933 Act Regulations.

           (iii) Registration Statement and Prospectus.  At the time the
                 -------------------------------------
     Registration Statement became effective, the Registration Statement complied, and as of the applicable Representation Date will comply, in all

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     material respects, with the requirements of the 1933 Act, the 1933 Act
     Regulations and the 1939 Act. The Registration Statement, at the time it became effective did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use), did not, and as of the applicable Representation Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus or that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act and the rules and regulations of the Commission promulgated thereunder.

           (iv)   Incorporated Documents.  The documents incorporated by
                  ----------------------
     reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to any statements and/or omissions from the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use in the Prospectus as amended or supplemented.

           (v)    Accountants.  To the best of the Company's knowledge, the
                  -----------
     accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

           (vi)   Financial Statements.  The consolidated financial statements
                  --------------------
     of the Company and its subsidiaries included or incorporated by reference in the Prospectus present fairly the financial position of the Company and its subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the period or periods involved.

           (vii)  Material Changes or Material Transactions.  Since the
                  -----------------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (a) there has been no material adverse change, or any material development known to management which is likely to result in a material adverse change, in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (b) there have been no transactions considered material to the Company and its subsidiaries considered as one enterprise entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.

           (viii) No Defaults, Breaches, Liens; Regulatory Approvals.  The
                  --------------------------------------------------
     Company is not in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound; and the execution and delivery of this Agreement, the Indenture and each applicable Terms Agreement, if any, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and

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     will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities or Blue Sky laws.

           (ix)   Legal Proceedings; Contracts.  Except as may be set forth in
                  ----------------------------
     the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, with respect to which the Company has been served, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might reasonably be expected to materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement or any Terms Agreement; and there are no material contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

           (x)    Material Licenses and Other Authorizations.  The Company owns
                  ------------------------------------------
     or possesses or has obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as presently conducted except where the failure to possess any such licenses, permits, consents, orders, approvals or authorizations would not have a material adverse effect on the financial condition, or the earnings or business of the Company.

           (xi)   Trademarks, Service Marks and Trade Names.  The Company owns
                  -----------------------------------------
     or possesses, or can acquire on reasonable terms, adequate trademarks, service marks and trade names necessary to conduct the business now operated by it, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, operations, financial condition or income of the Company and its subsidiaries considered as one enterprise.

           (xii)  Authorization and Validity of the Securities.  The Securities
                  --------------------------------------------
     have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor specified herein or in any Terms Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles, and will be entitled to the benefits provided by the Indenture, which will be substantially in the form heretofore delivered to the Underwriters; and the Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

           (xiii) Indenture.  The Indenture has been duly authorized, executed
                  ---------
     and delivered by the Company and duly qualified under the 1939 Act, and, assuming it has been duly executed and delivered by the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers, reorganization, moratorium or similar laws affecting

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     enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (xiv)  Authorization of Agreement and Terms Agreement.  This
                  ----------------------------------------------
     Agreement has been, and at each Representation Date the applicable Terms Agreement will have been, duly authorized, executed and delivered by the Company.

     (b)   Additional Certifications.  Any certificate signed by any officer of
           -------------------------
the Company and delivered to you or to counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     Section 2.  Purchase and Sale.  The several commitments of the Underwriters
                 -----------------
to purchase Securities pursuant to any Terms Agreements shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made (i) in the case of Securities in registered form, at the office of Brown & Wood LLP, One World Trade Center, 58th Floor, New York, New York 10048, or (ii) in the case of Securities in bearer form, at the office of Brown & Wood, a Multinational Partnership, Princes Court, 7 Princes Street, London EC2R 8AQ or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them (unless such Securities are issuable only in the form of a single global Security registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel). Such Securities shall be in such authorized denominations and registered in such names as you may request in writing at least two business days prior to the applicable Closing Time. Such Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to Closing Time.

     If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve.
        ---------
As compensation for arranging Delayed Delivery Contracts, the Company will pay at Closing Time, for the accounts of the Underwriters, a fee relating to the principal amount of Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types set forth in the Prospectus. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

     You are to submit to the Company, at least three business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Securities to be covered by each such Delayed Delivery Contract.

     The principal amount of Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total amount of Securities covered by the applicable Terms Agreement, less the principal amount of Securities covered by Delayed Delivery Contracts.

     Section 3.  Covenants of the Company.  The Company covenants with each of
                 ------------------------
you, and with each Underwriter participating in the applicable offering of Securities, as follows:

     (a)   Prospectus Supplements.  Immediately following the execution of each
           ----------------------
Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

     (b)   Notice of Certain Events.  The Company will notify each of you
           ------------------------
immediately and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement (including any post-effective amendment), (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c)  Notice of Certain Proposed Filings.  The Company will give you notice
          ----------------------------------
of its intention to file any additional Registration Statement with respect to the registration of additional Securities, any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised Prospectus which the Company proposes for use by you in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish you with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such filing or use, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object.

     (d)   Copies of Registration Statement, Prospectus.  The Company will
           --------------------------------------------
deliver to you as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request. The Company will furnish to you as many copies of the Prospectus (as amended or supplemented) as you shall reasonably request so long as any Underwriter is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities. Copies of the Registration Statement, each amendment thereto, the Prospectus, any Prospectus Supplement and any amendments or supplements thereto furnished to the Underwriter will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act Regulations.

     (e)   Revisions of Prospectus - Material Changes.  If at any time when the
           ------------------------------------------
Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of the Underwriters' counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to each of the Underwriters to cease sales of any Securities, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements; provided that, the cost of furnishing such an amendment or supplement (other than an amendment or supplement filed pursuant to the 1934 Act) after 6 months following the Closing shall be paid by the Underwriters if all of the Securities have not been previously offered to the public.

     (f)   Section 11(a) Earnings Statements.  The Company will make generally
           ---------------------------------
available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering twelve-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Securities.

     (g)  Copies of Financial Reports.  So long as this Agreement is in effect,
          ---------------------------
the Company will furnish to the Underwriters, at the earliest time the Company makes the same available to others, copies of its annual reports and other financial reports furnished or made available to the public generally.

     (h)   Blue Sky Qualifications.  The Company will endeavor, in cooperation
           -----------------------
with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; the Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or expend amounts in excess of $1,000 for filing fees in any one jurisdiction.

     (i)   1934 Act Filings.  The Company, during the period when the Prospectus
           ----------------
is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     (j)   Stand-Off Agreement.  Between the date of any Terms Agreement and the
           -------------------
Closing Time with respect to such Terms Agreement, the Company will not, without the prior consent of the Underwriter(s), offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Securities which are to be sold pursuant to such Terms Agreement and commercial paper, tax-exempt securities or other securities in the ordinary course of its business, including, but not limited to, securities issued by the Company in connection with the non-recourse financing of lease receivables), except as may otherwise be provided in any such Terms Agreement.

     Section 4.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

     (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no order suspending trading or striking or withdrawing any Securities to be listed on a national securities exchange from listing and registration under the 1934 Act shall be in effect, and no proceedings under the 1933 Act or 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A, by any national securities exchange, (ii) the rating assigned by any nationally recognized securities rating agency indicated in the applicable Terms Agreement to any debt securities or other obligations of the Company as of the date of the applicable Terms Agreement shall not have been lowered since the execution of such Terms Agreement nor shall any such rating agency have publicly announced that it has placed any obligations of the Company on what is commonly termed a "watch list" for possible downgrading, (iii) any Securities for which application has been made to list on a national securities exchange shall have been approved for listing, subject to official notice of issuance and (iv) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

     (b)  At the applicable Closing Time you shall have received:

          (1) The favorable opinion, dated as of the applicable Closing Time, of Philip A. Hewes, Esq., Senior Vice President/Legal, of the Company, or Jeremiah M. Fitzgerald, Esq., Vice President and General Counsel of the Company, in form and substance satisfactory to you, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Company has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

               (iii) To the best of such counsel's knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualifications and in which failure of the Company to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a single enterprise.

               (iv) This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

               (v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally or by general equity principles.

               (vi) The Securities are in the form contemplated by the Indenture, have been duly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment of the consideration therefor in accordance with this Agreement, as supplemented by the applicable Terms Agreement, if any, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally, or by general equity principles, and each holder of Securities will be entitled to the benefits of the Indenture.

               (vii) The statements in the Prospectus under the caption "Description of Debt Securities" and the Prospectus Supplement under the caption "Description of the Notes" (or other comparable caption which identifies a particular series of Debt Securities), insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

               (viii) The Indenture is qualified under the 1939 Act.

               (ix) The Registration Statement is effective under the 1933 Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (x) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements and other financial or statistical data included or incorporated by reference therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

               (xi) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings which the Company or any subsidiary is a party or of which any of their property is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

               (xii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and, except for certain minor matters which, either individually or in the aggregate, will not or do not have a material adverse effect on the Company or its business, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

               (xiii) No consent, approval, authorization, or order of any court or governmental authority or agency is required in connection with the sale of the Securities, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations or state securities laws; and, to the best of such counsel's knowledge and information, the execution and delivery of this Agreement, the applicable Terms Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel and to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, or any law, administrative regulation or administrative or court decree known to such counsel to be applicable to the Company of any court or governmental agency, authority or body or any arbitrator having jurisdiction over the Company, except that counsel need not express an opinion as to any state securities laws or regulations; nor will such action result in any violation of the provisions of the charter or by-laws of the Company.

               (xiv) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which counsel need not comment), appeared on its face to comply, when filed, as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of the State of New York, to the extent deemed proper and specified in such opinion, upon the opinion of Brown & Wood LLP, counsel for the Underwriters, delivered pursuant to subsection (b)(2) hereof and
(B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

     (2)  Opinion of Counsel to the Underwriters. The opinion of Brown & Wood
          --------------------------------------
LLP, counsel to the Underwriters, dated as of such Closing Time, covering the matters referred to in subparagraph (1) under the subheadings (i) and (iv) to
(x), inclusive.

     (3) In giving their opinions required by subsection (b)(1) and (b)(2) of this Section, Mr. Hewes or Mr. Fitzgerald and Brown & Wood LLP shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which counsel need not comment), at the time it became effective, or if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, at the time of the most recent such amendment or filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the Closing Date or the date of such opinion, as the case may be, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (c)  Officer's Certificate.  At the Closing Time there shall not have been,
          ---------------------
since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of the Terms Agreement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and the Underwriters shall have received a certificate of the President and the Chief Financial Officer of the Company at the Closing Time, dated as of the Closing Time to the effect that (i) there has been no such material adverse change, (ii) the other representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (d)  Comfort Letter. The Underwriters shall have received a letter from
          --------------
KPMG Peat Marwick LLP, dated as of the date hereof or the date of the most recent report filed with the Commission containing financial statements or unaudited consolidated information and incorporated by reference in the Registration Statement, if the date of such report is later than the date hereof, and delivered at such time, in form and substance satisfactory to the Underwriters to the effect that:

          (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations.

          (ii) In their opinion, the consolidated financial statements and supporting schedule(s) audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

          (iii) Based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, with respect to the unaudited consolidated financial statements of the Company and its subsidiaries included in the Registration Statement), nothing has come to their attention which causes them to believe that:

                 (A) any material modifications should be made to the unaudited consolidated financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles; or

                 (B) the unaudited consolidated financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations; or

                 (C) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or any increase in the long term debt of the Company and its subsidiaries consolidated or any decrease in consolidated net assets, in each case as compared with amounts shown in the most recent consolidated balance sheet incorporated by reference in the Registration Statement, except in each case for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; or

                 (D) for the period from the date of the most recent interim period financial statements incorporated by reference in the Registration Statement to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or net earnings, except in each case for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur.

          (iv) In addition to the examination referred to in their report incorporated by reference in the Registration Statement and the Prospectus, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and the Prospectus and which are specified by the Underwriters and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (e)  Bring-down Comfort Letter. You shall have received from KPMG Peat
          -------------------------
Marwick LLP, or other independent certified public accountants acceptable to you a letter, dated as of the applicable Closing Time, reconfirming or updating the letter required by subsection (d) of this Section to the extent that may be reasonably requested.

     (f)  Other Documents. At the date hereof and at the Closing Time, counsel
          ---------------
to the Underwriters shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to the Underwriters' counsel.

     (g)  Further Condition. The obligations of each of the Underwriters to
          -----------------
purchase Securities pursuant to any Terms Agreement will be subject to the further condition that there shall not have come to the Underwriters' attention any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

     If any condition specified in this Section shall not have been fulfilled, this Agreement and any Terms Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5.

     Section 5.  Payment of Expenses. The Company will pay all expenses incident
                 -------------------
to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's accountants and of the Trustee and its counsel, (iv) the qualification of the Securities under the securities laws in accordance with the provisions of Section 3(h), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Surveys and any Legal Investment Survey, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Underwriters of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Securities, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any Blue Sky Survey and Legal Investment Survey, (vii) any fees charged by rating agencies for the rating of the Securities, (viii) the fees and expenses, if any, incurred in connection with the listing of the Securities on the New York Stock Exchange or any other national exchange, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) any advertising and other out-of-pocket expenses incurred with the approval of the Company.

     If a Terms Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     Section 6.  Indemnification.  (a) The Company agrees to indemnify and hold
                 ---------------
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement as originally filed (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (if used within the period set forth in Section 3(e) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission or such alleged untrue statement or omission (A) which has been made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the registration statement as originally filed (or any amendment thereto) or the Prospectus as originally filed (or any amendment or supplement thereto) or (B) which has been made or omitted from the Statement of Eligibility of the Trustee on Form T-1, other than any such untrue statement or omission or alleged untrue statement or omission made therein or omitted therefrom in reliance upon information furnished in writing to the Trustee by the Company for use therein; the foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such delivery is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

     Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of an Underwriter or who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the registration statement as originally filed (or any amendment thereto), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense to the same extent described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in or omitted from the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c) The Company agrees to indemnify and hold harmless each Underwriter against any documentary stamp or similar issue tax and any related interest or penalties on the issue or sale of the Securities to the Underwriters which are due in the United States of America, the United Kingdom or any other jurisdiction.

     (d)  Promptly after receipt by an indemnified party under subsection (a) or
(b) above of written notice of the commencement of any action such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subdivision to such indemnified party unless such indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 11 hereof of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. Any indemnified party or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party has been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such indemnified parties, which firm shall be designated in writing by you).

     Section 7.  Contribution. If the indemnification provided for in Section 6
                 ------------
is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company and the contributing Underwriter shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the contributing Underwriter on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the indemnification provided for in Section 6 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, if the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the contributing Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the contributing Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by the contributing Underwriter in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the contributing Underwriter on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the contributing Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by or through such Underwriter were sold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Any amounts to be paid a party pursuant to this Section 7 for losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be paid as incurred; provided, however, that amounts so paid shall be returned to the paying party in the event that it is ultimately determined that the party that received payment was not entitled to such payment.

     Section 8.  Indemnities, Contributions, Representations, Warranties and
                 -----------------------------------------------------------
Agreements to Survive Delivery.  The indemnity and contribution agreements
------------- ----------------
contained in Sections 6 and 7 and all representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive the delivery of any Securities to the Underwriters.

     Section 9.  Termination.  Prior to the execution of any Terms Agreement
                 -----------
hereunder, this Agreement may be terminated for any reason at any time by either the Company or a majority of the Underwriters upon the giving of three days' written notice of such termination to the other parties hereto. Each Underwriter who may be named in any Terms Agreement may also terminate such Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such of you as are named in such Terms Agreement, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, if a banking moratorium in the United States generally or in the City or the State of New York has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies underlying the Securities, or (iv) if the rating assigned by any nationally recognized securities rating agency indicated in the applicable Terms Agreement to any debt securities or other obligations of the Company as of the date of any applicable Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has placed any debt securities or other obligations of the Company on what is commonly termed a "watch list" for possible downgrading. In the event of any such termination, the covenant set forth in Section 3(f), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

     Section 10.  Default. If one or more of the Underwriters participating in
                  -------
an offering of Securities shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), then such of you as are named therein shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

     (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

     (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement and the applicable Terms Agreement.

     In the event of a default by any Underwriter or Underwriters as set forth in this Section which does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

     Section 11. Covenants of the Underwriters. Each Underwriter severally
                 -----------------------------
agrees with the Company that:

     (a) It will not offer, sell, resell or deliver, directly or indirectly in connection with the original issuance of the Securities, in the United States (as hereinafter defined) or to any United States person (as hereinafter defined), other than a financial institution (as hereinafter defined), any Securities in bearer form (whether temporary or definitive). As used herein, "financial institution" means a branch located outside the United States of a qualified financial institution as defined in Section 1.165-12(c)(1)(v) of the Treasury Department Regulations that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder.

     (b) It will deliver to each purchaser from it of Securities in bearer form (whether temporary or definitive) acquired by it during the original issuance of the Securities a written confirmation stating substantially the following:

          "You represent that you are not a United States person, or, if you are a United States person, that you are a financial institution that will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder. Furthermore, if you are a dealer, you agree that you will deliver a confirmation containing this entire paragraph to purchasers of such Securities from you. As used herein, "United States person" means a citizen or resident of the United States of America, its territories, its possessions or any area subject to its jurisdiction ("United States"), or a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source."

     Section 12.   Notices. All notices and other communications hereunder shall
                   -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you as follows: Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center - North Tower, 250 Vesey Street, 10th Floor, New York, New York 10281-1310; attention of Penny Skelos; BancAmerica Robertson Stephens, 231 South LaSalle Street, Chicago, Illinois 60697, attention of Andrew McCarthy; Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, attention of Peter Milkaupt; Citicorp Securities, Inc., 399 Park Avenue, New York, New York 10043, attention of Donald Donahue; and Warburg Dillon Read LLC, 677 Washington Boulevard, Stamford, CT 06901, attention of Bruce Widas; or in respect of any Terms Agreement, to such other person and place as may be specified therein; notices to the Company shall be directed to it at Comdisco, Inc., 6111 North River Road, Rosemont, Illinois 60018, attention of Edward A. Pacewicz, Vice president and Treasurer, with a copy to the General Counsel at the same address.

     Section 13.   Parties.  This Agreement shall inure to the benefit of and be
                   -------
binding upon you and the Company, and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 14.   Governing Law. This Agreement and each Terms Agreement shall
                   -------------
be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

     Section 15.   Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement.

          [SIGNATURE PAGE FOR JULY 22, 1998 UNDERWRITING AGREEMENT]


     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                           Very truly yours,

                                           COMDISCO, INC.


                                           By: /s/ Edward A. Pacewicz
                                               ---------------------------------
                                               Edward A. Pacewicz
                                               Vice President and Treasurer


CONFIRMED AND ACCEPTED,
as of the dated first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED



By: /s/ Parker A. Weil
   ------------------------------------
Its: Authorized Signatory

BANCAMERICA ROBERTSON STEPHENS                    CITICORP SECURITIES, INC.


By: /s/ Dana R. Levenson                          By: /s/ Chris Difotis
   ------------------------------------              ---------------------------
Its:  Authorized Signatory                        Its:  Authorized Signatory

BEAR, STEARNS & CO. INC.                          WARBURG DILLON READ LLC


By: /s/ Jacques de St. Phalle                     By: /s/ Bruce J. Widas
   ------------------------------------              ---------------------------
Its:  Authorized Signatory                        Its:  Authorized Signatory

                                                                       EXHIBIT A

                                COMDISCO, INC.
                           (a Delaware corporation)

                            Senior Debt Securities


                                TERMS AGREEMENT
                                ---------------

To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois  60018

     Re:      Underwriting Agreement dated July 22, 1998

                            Senior Debt Securities
                            ----------------------

Title of Senior Debt Securities:

Principal amount to be issued:  $

Current ratings:

Interest rate:       Payable:

Date of Maturity:

[Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agent:]

Redemption provisions:

Sinking Fund requirements:

Delayed Delivery Contracts [authorized] [not authorized]

     Delivery Date:

     Minimum Contract:
     Maximum aggregate principal amount:

     Fee: %

[Public offering price:  %, plus accrued interest, or amortized original issue
discount if any, from              , 19   ].

Purchase price:  %, plus accrued interest, or amortized original issue discount,
if any, from              , 19   (payable in next day funds).


                               ----------------

Closing date and location with respect to registered Securities:

Closing date and location with respect to bearer Securities:

Rating Agencies applicable to Sections 4 and 9 of the Underwriting Agreement:

     [Moody's Investors Service]  [Standard & Poor's]  [Duff & Phelps]

Additional co-managers, if any:

     [Additional Termination Events: To the list of termination events included in Section 9 of the Underwriting Agreement is added the following:

          [(v) a general moratorium in foreign exchange trading, or a moratorium in or U.S. dollar trading, by major international banks or persons has been declared, or exchange controls have been imposed or proposed, affecting the or the U.S. dollar by any competent governmental authority in the United States or ; or]

          (vi) there shall be pending any legal proceedings against the Company or the Underwriters relating to the Securities]

     [Additional Agreement of the Underwriters: To the agreements of the Underwriters included in Section 11 of the Underwriting Agreement is added to the following:

     The Underwriters agree that they will not offer, sell, resell or deliver, directly or indirectly, any Securities in or to residents of
     , or to others for the reoffering, resale or delivery of any Securities
     directly or indirectly in or to any resident of             .]

     [Exceptions, if any, to Section 3(j) of the Underwriting Agreement: The provisions of such Section are hereby waived.]

     [Consents pursuant to Section 3(j) of the Underwriting Agreement may be executed by [name(s) of underwriter(s)].]
             -------------------------

     All notices to the Underwriters in respect of this Agreement shall be directed to the undersigned as follows:

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.


                                     Principal
                                     Amount of
Name                                Securities
----                              --------------

                                  $
                                  -------------
                                  [$            ]

                [SIGNATURE PAGE FOR __________ TERMS AGREEMENT]



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED


By:
   ------------------------------------
Its: Authorized Signatory

BANCAMERICA ROBERTSON STEPHENS                   CITICORP SECURITIES, INC.


By:                                              By:
   ------------------------------------             ----------------------------
Its:  Authorized Signatory                       Its:  Authorized Signatory

BEAR, STEARNS & CO. INC.                         WARBURG DILLON READ LLC


By:                                              By:
   ------------------------------------             ----------------------------
Its:  Authorized Signatory                       Its:  Authorized Signatory


Accepted:

COMDISCO, INC.



By:
   ------------------------------------

                                                                       EXHIBIT B

                                COMDISCO, INC.
                           (a Delaware corporation)

                            Senior Debt Securities


                           DELAYED DELIVERY CONTRACT
                           -------------------------

                                                            ____________, 19__



COMDISCO, INC.
6111 North River Road
Rosemont, Illinois  60018

Attention:
          ---------------------------

Dear Sirs:

     The undersigned hereby agrees to purchase from Comdisco, Inc.  (the
"Company"), and the Company agrees to sell to the undersigned on             19
(the "Delivery Date"),

principal amount of the Company's [insert title of security] (the "Securities")
offered by the Company's Prospectus dated         , 19  , as supplemented by its
Prospectus Supplement dated     , 19 , receipt of which is hereby acknowledged,
at a purchase price of     % of the principal amount of Securities, plus accrued
interest from             , 19   , to the Delivery Date and on the further terms
and conditions set forth in this contract.

     Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds, at the office of Comdisco, Inc., 6111 North River Road, Rosemont, Illinois 60018 on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

     The obligation of the undersigned to take delivery of and make payments for Securities on the Delivery Date shall be subject to only the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the
undersigned is subject and (2) the Company, on or before               , 19
shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the
Terms Agreement dated         ,   19   between the Company and the Underwriters.
The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

     Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

     It is understood that the Company will not accept Delayed Delivery
Contracts for an aggregate amount of Securities in excess of $           and
that the acceptance of any Delayed Delivery Contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

                                             Very truly yours,


                                             ----------------------------------
                                                   (Name of Purchaser)


                                             By:
                                                -------------------------------
                                                (Title)


                                             ----------------------------------

                                             ----------------------------------
                                                (Address)


Accepted as of the date first above written.

COMDISCO, INC.



By:
   ---------------------------------------

                 PURCHASER-PLEASE COMPLETE AT TIME OF SIGNING

The name and telephone number of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:
(Please print).



Name                             Telephone No. (including area code)
----                             -----------------------------------